Exhibit 99.1

     Insignia Solutions Provides Financial Update

•	First quarter 2005 preliminary revenues range between $400,000 and $450,000

•	Going concern qualification in 2004 Form 10-K

•	$12 million funding plans by Fusion Capital

•	Delisting notification letter from Nasdaq

•	Resignation of chief financial officer and appointment of interim chief financial officer

     FREMONT, Calif.—(BUSINESS WIRE) — April 22, 2005—Insignia Solutions (Nasdaq:INSG) today announced preliminary revenues for the first quarter ended March 31, 2005. The company expects total revenues for the first quarter of 2005 to be approximately $400,000 to $450,000. During the first quarter, mi4e, which was acquired by Insignia Solutions on March 15, 2005, had approximately $150,000 to $200,000 of pre-acquisition revenues. In the fourth quarter of 2004 the company’s revenues were $8,000.

     The company plans to announce full financial results for the first quarter of 2005 on May 11, 2005 and host a conference call at 2:00pm PST. The company requires more time than usual in order to properly reflect the accounting and financial reporting of its acquisition of Stockholm-based mi4e.

Going concern qualification in 2004 10-K

     Pursuant to Nasdaq Marketplace Rule 4350(b), the company advises that its consolidated audited financial statements for the fiscal year ended December 31, 2004, which were included in its recently filed Annual Report on Form 10-K, contained a going concern qualification by its independent registered public accounting firm.

$12 million funding plans by Fusion Capital

     As part of its strategy for ongoing funding and compliance with Nasdaq listing requirements, the company, on February 14, 2005, filed a preliminary proxy statement in order to seek shareholder approval of a securities subscription agreement with Fusion Capital Fund II, LLC. Under the securities subscription agreement, Fusion has agreed to purchase on each trading day after the commencement of funding, $20,000 of Insignia Solution’s American Depository Shares, for an aggregate of up to $12 million (but not in excess of 16,000,000 shares). The commencement of funding under the securities subscription agreement is subject to certain conditions, including the declaration of effectiveness by the Securities and Exchange Commission of a registration statement covering the sale of the ADSs issued to Fusion under the securities subscription agreement. The $12 million in shares is to be subscribed for over a 30-month period, subject to earlier termination at the company’s discretion.

     Shareholders of Insignia Solutions are advised to read the proxy statement regarding the proposed securities subscription agreement referred to above when it becomes available because it will contain important information. Insignia currently expects to mail a proxy statement about the proposed transaction to Insignia’s shareholders on or about April 27, 2005. The preliminary proxy statement was filed with the Securities and Exchange Commission on April 14, 2005. Shareholders may obtain a free copy of the proxy statement and other documents filed by Insignia at the Securities and Exchange Commission’s web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained from Insignia by directing such requests to the company.

     Insignia and its officers and directors may be deemed to be participants in the solicitation of proxies from shareholders with respect to the transactions contemplated by the securities subscription agreement with Fusion Capital. Information regarding such officers and directors is included in Insignia’s Annual Report on Form 10-K for the year ended December 31, 2004, , filed with the Securities and Exchange Commission. These documents are available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from Insignia.

Delisting notification letter from Nasdaq

The company received on April 19, 2005 a Nasdaq Staff Determination indicating that the company was not, at December 31, 2004, in compliance with the stockholders’ equity requirement for continued listing set forth in MarketPlace Rule 4310(c)(2)(B) and that its securities are, therefore, subject to delisting from the Nasdaq SmallCap Market at the opening of business on April 28, 2005. The company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. Upon Nasdaq’s receipt of this request by April 26, 2005, the delisting will be stayed pending the Panel’s decision. MarketPlace Rule 4310(c)(2)(B) requires that the company have a minimum stockholders’ equity of $2,500,000 for continued listing on the Nasdaq SmallCap Market. At December 31, 2004 the company’s stockholders’ equity was $1,341,000. Although as of March 31, 2005 the company’s stockholders’ equity exceeded $2,500,000, there is no assurance the Panel will grant the Company’s request for continued listing.

Resignation of chief financial officer and appointment of interim chief financial officer

     Effective as of April 20, 2005 Robert E. Collins resigned as chief financial officer to pursue other business opportunities. On April 21, 2005, Roger D. Friedberger, the company’s chief financial officer from 1989 to 1996 and a consultant to the company, was appointed interim chief financial officer. Mr. Friedberger is currently the chief financial officer of MailFrontier, a privately held email security provider. From 1996 to 2004 he was chief financial officer of ILOG, a Nasdaq and Euronext (Paris) dual-listed software company.

Forward-looking statements

     This press release contains forward-looking statements that involve risks and uncertainties. The final results for the first quarter of 2005 of Insignia Solutions plc. may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of quarterly financial statements and the independent valuation of the mi4e acquisition currently in-progress. The statements in this press release relating to matters that are not historical are forward-looking statements that involve risks and uncertainties. Historical results are not necessarily indicative of future performance. This release includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to, Insignia’s delisting from Nasdaq, Insignia’s need for additional capital to sustain operations, Insignia’s need to generate significantly greater revenue to achieve profitability and Insignia’s liquidity and capital needs. Further details on these and other risks are set forth in Insignia Solutions’ filings with the Securities and Exchange Commission, including its most recent filing on Forms10-K. This filing is available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov. Insignia Solutions does not undertake an obligation to update forward-looking or other statements in this release.

About Insignia Solutions

Insignia enables mobile operators and terminal manufacturers to manage a growing, complex and diverse community of mobile devices. Insignia’s products and services radically reduce customer care and recall costs, maintain device integrity, and enable a wide range of new mobile services. Insignia SSPv2 product is a complete standard-based mobile device management offering, which includes client provisioning technologies supported by most of the mobile devices in the past, OMA-DM based technology used by current mobile devices and future OMA-DM based technologies. Founded in 1986, Insignia has a long history of innovation, stewardship of major industry standards, and the trust of dozens of manufacturers around the world. Insignia Solutions is traded on NASDAQ under the symbol INSG. Insignia is headquartered in Fremont, California, with research and development and European operations based in the United Kingdom and Sweden as well as regional offices in Hong Kong and Seoul. For additional information about Insignia or its products, please visit www.insignia.com.

     Insignia’s global customer list includes ACCS, Amena, Axalto, Campuz Mobile, CTBC, Dobson, I wireless, MTN, New World Mobility, Porta, Telstra, 3, Soutec, Spinbox and Vodacom.

Insignia, Insignia Solutions, and the Insignia Solutions logo are registered trademarks of Insignia Solutions, Inc.

Contacts:

Insignia Solutions	Financial Dynamics

Mark McMillan, Chief Executive Officer	Investors: Teresa Thuruthiyil
(510) 360-3700	(415) 439-4500

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